UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2011

GREEN ENVIROTECH HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-149626	32-0218005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 692
5300 Claus Road
Riverbank, CA 95367

 (Address of principal executive offices) (zip code)

(209) 863-9000
 (Registrant's telephone number, including area code)

(Former name, if changed since last report)

  Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 14, 2011, Green EnviroTech Holdings Corp. (the “Company”) entered into a securities purchase agreement with Magic Bright Limited, a Hong Kong corporation (“Magic Bright”), and the members of Magic Bright listed on Schedule 1 thereof (the “Sellers”), and on March 16, 2011 and March 25, 2011, the Company entered into amendments to such purchase agreement (as amended, the “Purchase Agreement”). Pursuant to the Purchase Agreement,

•	The Company agreed to purchase, and the Sellers agreed to sell, all of the issued shares of Magic Bright (the “Ordinary Shares”), subject to the terms and conditions therein.

•
The Company agreed to pay to the Sellers, in consideration for the Ordinary Shares, an aggregate purchase price of $6,000,000, consisting of $1,000,000 in cash (the “Cash Consideration”) and $5,000,000 in securities. The Cash Consideration was payable as follows: (i) $300,000 on the closing date (which the parties agreed would occur on or prior to March 30, 2011); (ii) $300,000 on June 16, 2011; (iii) $200,000 on September 16, 2011; and (iv) $200,000 on December 16, 2011. The $5,000,000 in securities were payable in the form of 1,000,000 shares of Magic Bright Acquisition Series Convertible Preferred Stock (with a stated value of $5.00 per share), which the Company agreed to issue to the Sellers on the closing date.

•
The Company agreed to use its reasonable best efforts to obtain at least $3,000,000 in net proceeds from financings and allocate such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright within the period of 15 months from the closing. If the Company (i) does not obtain and allocate at least $2,000,000 of such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 12 months from the closing or (ii) does not obtain and allocate at least $3,000,000 in aggregate of such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 15 months from the closing or (iii) fails to pay all of the Cash Consideration by December 16, 2011, each Seller shall have the option to re-purchase the Ordinary Shares sold by such Seller to the Company, in exchange for the Preferred Shares issued by the Company to such Seller.

•
Three years from the closing, each Seller will have a one-time ninety (90) day option (“Buy Back Option”) to purchase back 50.1% of the  Ordinary Shares sold by such Seller to the Company, in exchange for the 50% of the Preferred Shares issued by the Company to such Seller (or the fair market equivalent in cash of such shares).

•
The Company agreed, on or prior to closing, to (i) have the Seller Wong Kwok Wing, Tony (“Tony”), appointed to the Company’s board of directors, (ii) enter into an employment agreement with Tony in form and substance satisfactory to Tony, and (iii) issue an aggregate of 184,000 shares of common stock to employees of Magic Bright.

Effective March 30, 2011, the Company closed on the acquisition of the issued shares of Magic Bright in accordance with the terms of the Purchase Agreement. Magic Bright was founded in 2000 and is principally engaged in the trading of plastic material in the People’s Republic of China (the “PRC”) and Hong Kong. Its principal place of business is located at 18th Floor, 27 Lock Road, Tsim Sha Tsui, Kowloon, Hong Kong.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Pursuant to the employment agreement between the Company and Tony entered into in connection with the closing under the Purchase Agreement:

•
Tony will serve as President of the Company’s Magic Bright subsidiary for a term of six years commencing on March 31, 2011. During this period, Mr. Wong will also serve as Magic Bright’s sole director.

•
The Company agreed to pay Tony a base salary of $240,000, an annual bonus of 30% of the after tax net profit of Magic Bright, up to $1,500,000, plus 20% of the after tax net profit of Magic Bright with respect to any greater amount in the same year, a housing allowance of $6,000 per month, and a car allowance of $4,000 per month.

•
The employment agreement may be terminated by Tony upon not less than 3 months written notice, or by the Company upon not less than 6 months’ written notice (or forthwith upon payment of 6 months’ base salary).

In connection with and effective upon closing of the Purchase Agreement, Tony was elected to the board of directors of the Company. Tony, 39, is the founder of Magic Bright and has been with Magic Bright since he founded it in 2000.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of Business Acquired. The required financial statements will be filed no later than 75 calendar days after the date of the filing of this report on Form 8-K.

(b) Pro forma financial information. The required pro forma financial information will be filed no later than 75 calendar days after the date of the filing of this report on Form 8-K.

(c) Shell company transactions. Not applicable.

(d) Exhibits.

10.1	Employment Agreement, dated as of March 31, 2011, between the Company and Tony

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: April 1, 2011	By:	/s/ Gary DeLaurentiis
Name: Gary DeLaurentiis Title: Chief Executive Officer

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